Exhibit 5.1

140 Scott Drive
Menlo Park, California 94025
Tel: +1.650.328.4600 Fax: +1.650.463.2600
www.lw.com
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Milan

Integrated Device Technology, Inc.

6024 Silver Creek Valley Road

San Jose, CA 95138

Re:	Registration Statement on Form S-8; 830,465 shares of common stock of Integrated Device Technology, Inc., par value $0.001 per share

Ladies and Gentlemen:

We have acted as special counsel to Integrated Device Technology, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of an aggregate of 830,465 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), consisting of (a) 330,868 shares of Common Stock issuable pursuant to the outstanding unvested restricted stock units granted under the GigPeak, Inc. Amended and Restated 2008 Equity Incentive Plan (the “2008 Plan”) and assumed by the Company pursuant to the terms of that certain Agreement and Plan of Merger dated as of February 13, 2017 by and among the Company, Glider Merger Sub, Inc., a wholly-owned subsidiary of the Company and GigPeak, Inc. and (b) 499,597 shares of Common Stock reserved for issuance under the 2008 Plan (collectively, the “Shares”). The Shares are included in a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on April 4, 2017 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectuses, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

April 4, 2017

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the holders and have been issued by the Company for legal consideration (not less than par value) in the circumstances contemplated by the 2008 Plan, assuming in each case that the individual grants or awards under the 2008 Plan are duly authorized by all necessary corporate action and duly granted or awarded and exercised in accordance with the requirements of law and the 2008 Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), the issuance and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP